EXHIBIT 23.2

                      CONSENT OF STOKES KELLY & HINDS, LLC

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of WSB Holding Company of our report dated September 1, 1998, with respect to the consolidated financial statements of WSB Holding Company and subsidiary as of June 30, 1998 and 1997, which report is incorporated by reference in the Annual Report on Form 10-KSB filed by WSB Holding Company for the year ended June 30, 1998.


                                        /s/Stokes Kelly & Hinds, LLC
                                        ----------------------------------------
                                        STOKES KELLY & HINDS, LLC

Pittsburgh, Pennsylvania

March 3, 1999